Exhibit 32.1

Certification
Pursuant To Section 906 Of The Sarbanes-Oxley Act Of 2002
(Chapter 63, Title 18 U.S.C. Section  1350(A) And (B))

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chapter 63, Title 18 U.S.C. Section 1350(a) and (b)), the undersigned hereby certifies in his capacity as an officer of Metaldyne Corporation (the “Company”) that the Quarterly Report of the Company on Form 10-Q for the period ended July 2, 2006 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of and for the periods covered by such Report.

Date: August 8, 2006	/s/ TIMOTHY D. LEULIETTE
Timothy D. Leuliette
Chairman, President and Chief Executive Officer